Exhibit 99.1

News Release

For Immediate Release

May 2, 2018

Approach Resources Inc.

Reports First Quarter 2018 Results

and Reaffirmation of $325 Million Borrowing Base

Fort Worth, Texas, May 2, 2018 – Approach Resources Inc. (NASDAQ: AREX) today reported first quarter 2018 financial and operational results.

First Quarter 2018 and Other Highlights

•	Met quarterly production guidance with 11.3 MBoe/d, and increased daily crude oil production 3% over prior quarter
•	Revenues of $28.8 million, a 9% increase over the prior year quarter
•	Net loss was $7.4 million or $0.08 per diluted share. Adjusted net loss (non-GAAP) was $7.1 million, or $0.07 per diluted share
•	Generated $13.7 million of EBITDAX (non-GAAP)
•	Bank group unanimously reaffirmed $325 million borrowing base

Adjusted net loss and EBITDAX are non-GAAP measures. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and reconciliations of adjusted net loss and EBITDAX to net loss.

Management Comment

Ross Craft, Approach’s Chairman and CEO, commented, “We completed four wells during the second half of the quarter, two in our Pangea area and two in our Pangea West area.  The two Pangea wells are performing above our 700 MBoe type curve.  The two Pangea West wells are in the post-frac flowback and clean up stage. We delivered production of 11.3 MBoe/d, in line with guidance, and increased daily oil production quarter over quarter.  We continue to experiment with our completion techniques and are pleased with the solid results we are realizing.  We remain focused on operating substantially within cash flow and will align our annual capital expenditures as closely as possible within our anticipated annual cash flow.”

“Looking forward we will continue to use our resources and experience to generate additional shareholder value.  We see four key strategies that will add value to Approach:  (1) continuing to improve recoveries in our core southern Midland Basin Wolfcamp shale acreage; (2) maintaining our industry-leading operating efficiencies and costs; (3) continuing to strengthen our balance sheet; and (4) pursuing mergers and acquisitions that are accretive to shareholders and can fuel balanced and sustained growth.”

INVESTOR CONTACT Suzanne Ogle Vice President – Investor Relations & Corporate Communications ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

First Quarter 2018 Results

Production for first quarter 2018 totaled 1,020 Mboe, or 11.3 MBoe/d, made up of 27% oil, 34% NGLs and 39% natural gas.  Average realized commodity prices for first quarter 2018, before the effect of commodity derivatives, were $60.04 per Bbl of oil, $20.84 per Bbl of NGLs and $2.15 per Mcf of natural gas.  Our average realized price, including the effect of commodity derivatives, was $26.71 per Boe for first quarter 2018.

Net loss for first quarter 2018 was $7.4 million, or $0.08 per diluted share, on revenues of $28.8 million.  Excluding the decrease in the fair value of our commodity derivatives of $0.4 million, adjusted net loss (non-GAAP) for first quarter 2018 was $7.1 million, or $0.07 per diluted share.  EBITDAX (non-GAAP) for first quarter 2018 was $13.7 million.  See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net loss.

Lease operating expenses (“LOE”) averaged $5.16 per Boe, a 9% increase over the prior quarter,  driven primarily by lease maintenance, winter related expenditures and facility repairs.  We expect LOE per Boe to decrease from the current level in subsequent quarters.  Production and ad valorem taxes averaged $2.45 per Boe, or 8.7% of oil, NGL and gas sales.  Total general and administrative (“G&A”) costs averaged $6.44 per Boe, including cash G&A costs of $5.63 per Boe.  Depletion, depreciation and amortization expense averaged $15.37 per Boe.  Interest expense totaled $5.9 million.

Operations Update

During the second half of the first quarter 2018, we completed four horizontal wells: two wells in the Wolfcamp A bench, one well in the Wolfcamp B bench and one well in the Wolfcamp C bench.  The two wells completed in our Pangea area are tracking above our 700 MBoe type curve.  The two wells completed in our Pangea West area are currently in the post-frac flowback and clean up stages.  We are encouraged by the early results of these two wells.  At March 31, 2018, we had six horizontal wells waiting on completion.

Capital expenditures incurred during first quarter 2018 totaled $13.7 million and included $12.4 million for drilling and completion activities, and $1.3 million for infrastructure projects and equipment.

Liquidity Update

At March 31, 2018, we had a $1 billion revolving credit facility in place, with a borrowing base and lender commitment amount of $325 million, and liquidity of $32.7 million.  Our semi-annual borrowing base redetermination was completed on May 1, 2018, and our borrowing base and aggregate lender commitments were reaffirmed at $325 million.  See “Supplemental Non-GAAP Financial and Other Measures” below for our definition and calculation of liquidity.

2

Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations.  The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
April 2018 – December 2018	Swap	300 Bbls/day	$50.00/Bbl
April 2018 – June 2018	Collar	500 Bbls/day	$55.00/Bbl - $60.00/Bbl
April 2018 – September 2018	Swap	1,500 Bbls/day	$60.50/Bbl

CMA Roll
May 2018 – December 2018	Swap	2,000 Bbls/day	$0.66/Bbl

Natural Gas
April 2018 – December 2018	Swap	200,000 MMBtu/month	$3.085/MMBtu
April 2018 – December 2018	Swap	250,000 MMBtu/month	$3.084/MMBtu

NGLs (C2 - Ethane)
April 2018 – December 2018	Swap	1,000 Bbls/day	$11.424/Bbl
NGLs (C3 - Propane)
April 2018 – December 2018	Swap	600 Bbls/day	$32.991/Bbl
NGLs (IC4 - Isobutane)
April 2018 – December 2018	Swap	50 Bbls/day	$38.262/Bbl
NGLs (NC4 - Butane)
April 2018 – December 2018	Swap	200 Bbls/day	$38.22/Bbl
NGLs (C5 - Pentane)
April 2018 – December 2018	Swap	200 Bbls/day	$56.364/Bbl

Conference Call Information and Summary Presentation

The Company will host a conference call on Thursday, May 3, 2018, at 10:00 AM CT (11:00 AM ET) to discuss first quarter 2018 financial and operating results.

Those wishing to listen to the conference call, may do so by visiting the Events and Presentations page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Conference ID  3869258

Participant Toll-Free Dial-In Number: (844) 884-9950

Participant International Dial-In Number: (661) 378-9660

A replay of the call will be available on the Company’s website or by dialing:

Replay Toll-Free: (855) 859-2056

Replay International: (404) 537-3406

Conference ID:  3869258

3

In addition, a first quarter 2018 summary presentation will be available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas.  For more information about the Company, please visit www.approachresources.com.  Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results.  These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings.  The Company’s SEC filings are available on the Company’s website at www.approachresources.com.  Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

4

UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended
	March 31,
	2018	2017
Revenues (in thousands):
Oil	$16,343	$13,694
NGLs	7,332	6,060
Gas	5,097	6,601
Total oil, NGLs and gas sales	28,772	26,355

Net cash payment on derivative settlements	(1,531)	(961)
Total oil, NGLs and gas sales including derivative impact	$27,241	$25,394

Production:
Oil (MBbls)	272	278
NGLs (MBbls)	352	352
Gas (MMcf)	2,376	2,377
Total (MBoe)	1,020	1,027
Total (MBoe/d)	11.3	11.4

Average prices:
Oil (per Bbl)	$60.04	$49.17
NGLs (per Bbl)	20.84	17.20
Gas (per Mcf)	2.15	2.78
Total (per Boe)	28.21	25.67

Net cash payment on derivative settlements (per Boe)	(1.50)	(0.94)
Total including derivative impact (per Boe)	$26.71	$24.73

Costs and expenses (per Boe):
Lease operating	$5.16	$4.06
Production and ad valorem taxes	2.45	2.29
Exploration	—	1.02
General and administrative (1)	6.44	5.77
Depletion, depreciation and amortization	15.37	17.49

(1) Below is a summary of general and administrative expense:
General and administrative - cash component	$5.63	$4.64
General and administrative - noncash component (share-based compensation)	0.81	1.13

5

APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended March 31,
	2018	2017
REVENUES:
Oil, NGLs and gas sales	$28,772	$26,355

EXPENSES:
Lease operating	5,268	4,170
Production and ad valorem taxes	2,500	2,357
Exploration	—	1,043
General and administrative (1)	6,567	5,928
Depletion, depreciation and amortization	15,680	17,962
Total expenses	30,015	31,460

OPERATING LOSS	(1,243)	(5,105)

OTHER:
Interest expense, net	(5,886)	(5,463)
Gain on debt extinguishment	—	5,053
Commodity derivative (loss) gain	(1,928)	3,444
Other income	1	3

LOSS BEFORE INCOME TAX (BENEFIT) PROVISION	(9,056)	(2,068)
INCOME TAX (BENEFIT) PROVISION	(1,610)	138,700

NET LOSS	$(7,446)	$(140,768)

LOSS PER SHARE:
Basic	$(0.08)	$(2.00)
Diluted	$(0.08)	$(2.00)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	94,516,280	70,409,303
Diluted	94,516,280	70,409,303
(1) Includes non-cash share-based compensation expense as follows:	828	1,159

6

Unaudited Consolidated Balance Sheet Data (in thousands)	March 31, 2018	December 31, 2017
Cash and cash equivalents	$22	$21
Other current assets	12,522	16,679
Property and equipment, net, successful efforts method	1,081,154	1,082,876
Total assets	$1,093,698	$1,099,576

Current liabilities	$26,657	$25,067
Long-term debt (1)	374,709	373,460
Deferred income taxes	80,492	82,102
Other long-term liabilities	11,646	11,531
Stockholders' equity	600,194	607,416
Total liabilities and stockholders' equity	$1,093,698	$1,099,576

(1) Long-term debt at March 31, 2018, is comprised of $85.2 million in 7% senior notes due 2021 and $292 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $1 million and $1.6 million, respectively. Long-term debt at December 31, 2017, is comprised of $85.2 million in 7% senior notes due 2021 and $291 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $1.1 million and $1.7 million, respectively.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures.  We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Loss

This release contains the non-GAAP financial measures adjusted net loss and adjusted net loss per diluted share, which exclude (1) non-cash fair value loss (gain) on derivatives, (2) gain on debt extinguishment, (3) write-off of deferred tax assets, (4) tax effect and other discrete tax items. The amounts included in the calculation of adjusted net loss and adjusted net loss per diluted share below were computed in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net loss to net loss for the three months ended March 31, 2018, and 2017 (in thousands, except per-share amounts).

7

	Three Months Ended March 31,
	2018	2017
Net Loss	$(7,446)	$(140,768)
Adjustments for certain items:
Non-cash fair value loss (gain) on derivatives	397	(4,405)
Gain on debt extinguishment	—	(5,053)
Write-off of deferred tax assets	—	139,090
Tax effect and other discrete tax items (1)	(13)	3,600
Adjusted net loss	$(7,062)	$(7,536)
Adjusted net loss per diluted share	$(0.07)	$(0.11)

(1) The estimated income tax impacts on adjustments to net loss are computed based upon a statutory rate of 21% and 35%, for the three months ended March 31, 2018, and March 31, 2017, respectively. Additionally, this includes the tax impact of a tax shortfall related to share-based compensation of $0.1 million, and $0.3 million for the three months ended March 31, 2018, and March 31, 2017, respectively.

EBITDAX

We define EBITDAX as net loss, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) non-cash fair value loss (gain) on derivatives, (5) gain on debt extinguishment, (6) interest expense, net, and (7) income tax (benefit) provision. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX to net loss for the three months ended March 31, 2018, and 2017 (in thousands).

	Three Months Ended March 31,
	2018	2017
Net Loss	$(7,446)	$(140,768)
Exploration	—	1,043
Depletion, depreciation and amortization	15,680	17,962
Share-based compensation	828	1,159
Non-cash fair value loss (gain) on derivatives	397	(4,405)
Gain on debt extinguishment	—	(5,053)
Interest expense, net	5,886	5,463
Income tax (benefit) provision	(1,610)	138,700
EBITDAX	$13,735	$14,101

8

Liquidity

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents.  We use liquidity as an indicator of the Company’s ability to fund development and exploration activities.  However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements and may further be subject to covenants in a company’s loan agreements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our liquidity at March 31, 2018 (in thousands).

Liquidity at March 31,
2018
Borrowing base	$325,000
Cash and cash equivalents	22
Long-term debt – Credit Facility	(292,000)
Undrawn letters of credit	(325)
Liquidity	$32,697

9